TERM SHEET

RFMSI SERIES 2007-S1 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-S1

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-131201)

RESIDENTIAL FUNDING COMPANY LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

CREDIT SUISSE SECURITIES (USA) LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1 (800)-221-1037.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND THE
PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO COMPLETION
OR CHANGE.

THE  INFORMATION  IN THIS FREE WRITING  PROSPECTUS,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES
IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

JANUARY 30, 2007

                             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                             CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                                          PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus, dated December 18, 2006 which provides general information,  some of which may not apply to the offered certificates; and

         -        the related prospectus supplement, dated January 26, 2007, which provides information about the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the prospectus supplement, and the base prospectus.

The related base prospectus and prospectus supplement filed by the depositor has been filed in connection with the offered certificates, and may be found on, the SEC's website at  www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131201.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the prospectus supplement, you should rely on the description in the related base prospectus and the prospectus supplement.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the prospectus supplement and the related base prospectus.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE  CERTIFICATES,
SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET
IS  PRELIMINARY,  AND IS SUBJECT  TO  COMPLETION  OR  CHANGE.  THIS TERM  SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE  YOU WITH
INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT
CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED YOUR OFFER TO PURCHASE THE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE
ISSUING ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM
MAY CHANGE (DUE, AMONG OTHER THINGS,  TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED
OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE
ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION
TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE
ISSUING ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE
COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING
FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER  THE ISSUER OF THE  CERTIFICATES  NOR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED  OR VERIFIED  ANY  STATISTICAL  OR
NUMERICAL  INFORMATION  PROVIDED  HEREIN,  ALTHOUGH THAT  INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUER OR
ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates are complex securities.  You should possess,  either alone or together with an investment advisor, the expertise necessary to evaluate the  information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered certificates  in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things, all of the  applicable  risk factors in  connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

                                                  OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------
   CLASS          PASS-THROUGH             INITIAL              INITIAL RATING                   DESIGNATIONS
                                         CERTIFICATE         (MOODY'S/STANDARD &
                      RATE            PRINCIPAL BALANCE       POOR'S/FITCH) (1)
------------ ------------------------ ------------------- --------------------------- -----------------------------------
CLASS A CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
A-1              Variable Rate           $183,945,000            Aaa/AAA/AAA               Super Senior/TAC/Accretion
                                                                                        Directed/Floater/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
                                                                                            Senior/Inverse Floater/
A-2              Variable Rate             Notional               Aaa/NA/AAA             Interest Only/Adjustable Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-3                  6.00%                  $1,000                Aaa/NA/AAA                Senior/Accrual/Accretion
                                                                                         Directed/Companion/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-4                  6.00%               $15,000,000             Aaa/AAA/AAA               Senior/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-5                   6.00%              $135,500,000             Aaa/NA/AAA             Super Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-6                   6.00%               $2,890,000              Aa1/NA/AAA            Senior Support/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-7                   6.00%              $82,000,000              Aaa/NA/AAA              Senior/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-8                   6.00%               $6,900,000              Aa1/NA/AAA          Senior Support/Lockout/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-9                   6.00%               $4,436,000              Aaa/NA/AAA               Senior/Retail/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-10                  6.00%              $25,000,000              Aaa/NA/AAA             Super Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
                      6.00%                                                                  Super Senior/Senior
A-11                                      $2,000,000              Aa1/NA/AAA                Support/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-12                  6.00%              $25,000,000              Aaa/NA/AAA             Super Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-13                  6.00%               $1,565,625              Aa1/NA/AAA            Senior Support/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-14                  6.00%               $5,423,510             Aaa/AAA/AAA                Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-15                  6.00%               $7,500,000              Aaa/NA/AAA                Senior/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-16                  6.00%               $3,310,865              Aa1/NA/AAA            Senior Support/PAC/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-17                  6.00%                 $1,000                Aaa/NA/AAA            Senior/Accrual/Companion/Fixed
                                                                                                     Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-P                   0.00%               $2,458,384              Aaa/NA/AAA                Senior/Principal Only
------------ ------------------------ ------------------- --------------------------- -----------------------------------
A-V               Variable Rate            Notional               Aaa/NA/AAA          Senior/Interest Only/Variable Rate
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class A Certificates:              $502,931,385
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS R CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
R-I                   6.00%                  $100                 Aaa/NA/AAA              Senior/Residual/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
R-II                  6.00%                  $100                 Aaa/NA/AAA              Senior/Residual/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
Total senior certificates:               $502,931,585
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS M CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
M-1                   6.00%              $11,234,500               NA/NA/AA                  Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-2                   6.00%               $3,135,200               NA/NA/A                   Mezzanine/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
M-3                   6.00%               $2,090,100              NA/NA/BBB                  Mezzanine/Fixed Rate
------------------------------------- ------------------- --------------------------- -----------------------------------
Total Class M Certificates:              $16,459,800
------------------------------------- ------------------- --------------------------- -----------------------------------
Total offered certificates:              $519,391,385
------------------------------------- ------------------- --------------------------- -----------------------------------
                                              NON-OFFERED CERTIFICATES(2)
------------------------------------- ------------------- --------------------------- -----------------------------------
CLASS B CERTIFICATES:
------------------------------------- ------------------- --------------------------- -----------------------------------
B-1                   6.00%                   $1,045,000           NA/NA/BB                 Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-2                   6.00%                   $1,045,100           NA/NA/B                  Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
B-3                   6.00%                   $1,045,088           NA/NA/NA                 Subordinate/Fixed Rate
------------ ------------------------ ------------------- --------------------------- -----------------------------------
Total Class B Certificates:                   $3,135,188
------------------------------------- ------------------- --------------------------- -----------------------------------
------------------------------------- ------------------- --------------------------- -----------------------------------
Total offered and
non-offered certificates:                   $522,526,573
------------------------------------- ------------------- --------------------------- -----------------------------------

(1)  See "Ratings" in the prospectus supplement.

(2)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION:

The aggregate initial principal balance of the offered and non-offered certificates shown above may not equal the sum of the principal balances of those certificates as listed above due to rounding.  Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933, as amended.

CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES:

------------------------ ------------------------- ----------------------- ---------------------- ------------------
Adjustable Rates:          Initial Pass-Through           Formula                 Maximum              Minimum
                                   Rate
------------------------ ------------------------- ----------------------- ---------------------- ------------------
Class A-1                         5.95%                LIBOR + 0.60%          Subject to the            0.60%
                                                                              available funds
                                                                                  cap(1)
------------------------ ------------------------- ----------------------- ---------------------- ------------------
Class A-2(2)                      0.05%                5.40% - LIBOR               5.40%                0.00%
------------------------ ------------------------- ----------------------- ---------------------- ------------------

     (1) From the distribution date in February 2007 through and including the distribution date in September 2010, the pass-through rate on the Class A-1 Certificates will be subject to a maximum rate equal to 6.00% per annum, plus amounts, if any, paid under the yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the product of (a) the certificate principal balance of the Class A-1 Certificates immediately prior to such distribution date, (b) the positive excess of
(i) the lesser of (x) LIBOR and (y) 8.90% per annum, over (ii) 5.40% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, expressed as a per annum rate.  With respect to any distribution date thereafter, the maximum rate will be 6.00% per annum.  See "Description of the Certificates--The Yield Maintenance Agreement" in the prospectus supplement.

      (2)The Class A-2 Certificates do not have a certificate  principal  balance.  For the purpose of calculating  interest  payments, interest on the Class A-2  Certificates  will accrue on a notional amount equal to the certificate  principal  balance of the Class A-1
Certificates immediately prior to the related distribution date, which is initially equal to $183,945,000.

CLASS A-V CERTIFICATES:

Variable Rate:  The interest rate payable with respect to the Class A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable master servicing fee rate and subservicing fee rate, over
6.00%.  On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable master servicing fee rate, subservicing fee rate and 6.00%, provided that the interest rate will not be less than zero.

The Class A-V Certificates do not have a certificate principal balance.  For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which is initially equal to approximately $522,526,573.

The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any realized losses with respect to such mortgage loan that have been previously allocated to certificateholders.  In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

INTEREST DISTRIBUTIONS

   Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the
Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of
Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion
Termination Date in the case of any class of Accrual Certificates.  Holders of the Class A-1 Certificates will also be entitled to receive payments, if any, made pursuant to the yield maintenance agreement and on deposit in the yield maintenance reserve fund as described in the prospectus supplement.

   Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued
Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date remaining after distributions of interest and principal to the Senior Certificates, reimbursements for some
Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

   As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

   The Principal Only Certificates are not entitled to distributions of interest.

   Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

    However,  with respect to any  distribution  date,  any  Prepayment  Interest  Shortfalls  resulting  from  prepayments  in full or prepayments  in part  made  during  the  preceding  calendar  month  that  are  being  distributed  to the  certificateholders  on that distribution date will be offset by the master servicer,  but only to the extent those Prepayment  Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated  Principal  Balance of the mortgage loans  immediately  preceding that distribution  date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that  distribution  date. No assurance can be given that the master servicing  compensation  available to cover Prepayment  Interest Shortfalls will be sufficient  therefor.  Any
Prepayment  Interest  Shortfalls  which are not covered by the master servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and  Servicing  Agreement--Servicing  and Other  Compensation  and Payment of Expenses" in the
prospectus supplement.

   If on any distribution date the Available Distribution Amount is less than the Accrued Certificate Interest on the Senior
Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that distribution date.  In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through
(iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount after interest distributions as described in the prospectus supplement.  However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

   These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest
Shortfalls.

   Prior to the distribution date on which the Accretion Termination Date for any class of Accrual Certificates occurs, interest shortfalls allocated to that class of Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case.  See
"Certain Yield and Prepayment Considerations" in the prospectus supplement.  Because any interest shortfalls allocated to any class of
Accrual Certificates prior to the distribution date on which the related Accretion Termination Date occurs will result in the
Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of Accrued Certificate
Interest that will accrue on those certificates in the future and the amount that will be available for distributions relating to principal on the related Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

   The pass-through rates on all classes of offered certificates, other than the Adjustable Rate Certificates, Variable Strip
Certificates and Principal Only Certificates, are fixed and are listed on page S-5 of the prospectus supplement.

         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The  pass-through  rate on the Class A-1  Certificates  with respect to the initial Interest Accrual Period is 5.95% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of the Available Funds Cap and a minimum rate of 0.60% per annum

           (2) The  pass-through  rate on the Class A-2  Certificates  with respect to the initial Interest Accrual Period is 0.05% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to 5.40% minus LIBOR, with a maximum rate of 5.40% per annum and a minimum rate of 0.00% per annum.

         The pass-through  rates on the Adjustable Rate Certificates for the current and immediately  preceding Interest Accrual Period are available at the trustee's website, http://www.usbank.com/mbs.

   The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the
Stated Principal Balance of the mortgage loans immediately preceding that distribution date of the pool strip rates on each of the mortgage loans in the mortgage pool.  The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%.  As of the cut-off date, the pool strip rates on the mortgage loans range between 0.000% and 1.525% per annum.  The initial pass-through rate on the Variable Strip Certificates is approximately 0.1761% per annum.

   As described in the prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the
Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

   The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in the prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution
Amount (other than the Accrual Distribution Amount), a distribution allocable to principal equal to the sum of the Senior Principal
Distribution Amount, the Accrual Distribution Amount and the Class A-P Principal Distribution Amount.

   After the distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

         (i)      the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates,  until the Certificate
Principal Balance of the Class A-P Certificates has been reduced to zero;

         (ii)     from the remaining Available Distribution Amount, the Accrual Distribution Amount will be distributed as follows:

                  (A)      first, the Class A-17 Accrual  Distribution  Amount, to the Class A-1, Class A-3 and Class A-17 Certificates
         in the order of priority set forth in clauses (a)(iii)(D) through (a)(iii)(G) below; and

                  (B)      second, the Class A-3 Accrual  Distribution Amount, to the Class A-1 and Class A-3 Certificates in the order of priority set forth in clauses (a)(iii)(D) through (a)(iii)(E); and

         (iii)    the Senior Principal Distribution Amount will be distributed concurrently as follows:

                  (A)      first,  to the Class  R-I and Class  R-II  Certificates,  pro rata,  in  accordance  with  their  respective
         Certificate Principal Balance, until the Certificate Principal Balances thereof have been reduced to zero;

                  (B)      second,  to the Class  A-4,  Class A-7 and Class A-8  Certificates,  pro  rata,  in  accordance  with  their respective  Certificate  Principal  Balance,  an  amount  up to the  Lockout  Amount  for that  distribution  date,  until the
         Certificate Principal Balances thereof have been reduced to zero;

                  (C)      third,  the lesser of (i) the  balance of the  Senior  Principal  Distribution  Amount  remaining  after the distributions,  if any,  described  in  clause  (a)(iii)(B)  above  and (ii) the  amount  necessary  to  cause  the  aggregate
         Certificate  Principal  Balance of the Class A-5, Class A-6, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class
         A-15 and Class A-16  Certificates to equal their  Aggregate  Planned  Principal  Balance for that  distribution  date, will be distributed concurrently as follows:

                                    (1)     84.6346438350%  of the amount  described in clause  (a)(iii)(C)  will be distributed to the
                           Class A-5,  Class A-6,  Class  A-10,  Class  A-11,  Class A-15 and Class  A-16  Certificates,  pro rata,  in accordance with their respective  Certificate  Principal Balance,  until the Certificate  Principal Balances thereof have been reduced to zero; and

                                    (2)     15.3653561650%  of the amount  described in clause  (a)(iii)(C)  will be distributed in the following manner and priority:

                                            (a)      first,  to the Class A-12 and Class A-13  Certificates,  pro rata,  in  accordance with their  respective  Certificate  Principal  Balance,  until the  Certificate  Principal
                                            Balances thereof have been reduced to zero; and

                                            (b)      second, to the Class A-14  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                  (D)      fourth,  to the  Class A-1  Certificates,  an amount up to the  amount  necessary  to cause the  Certificate
         Principal  Balance  thereof  to equal its  Targeted  Principal  Balance  for that  distribution  date,  until the  Certificate
         Principal Balance thereof has been reduced to zero;

                  (E)      fifth, to the Class A-3  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                  (F)      sixth,  to the  Class  A-1  Certificates,  without  regard  to  its  Targeted  Principal  Balance  for  that distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                  (G)      seventh,  to the Class A-17 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                  (H)      eighth, the balance of the Senior Principal  Distribution Amount remaining after the distributions,  if any, described in clause  (a)(iii)(G)  above (without  regard to the Aggregate  Planned  Principal  Balance of the Class A-5, Class
         A-6,  Class  A-10,  Class  A-11,  Class  A-12,  Class  A-13,  Class  A-14,  Class A-15 and Class A-16  Certificates),  will be distributed concurrently as follows:

                                    (1)     84.6346438350%  of the amount  described in clause  (a)(iii)(H)  will be distributed to the
                           Class A-5,  Class A-6,  Class  A-10,  Class  A-11,  Class A-15 and Class  A-16  Certificates,  pro rata,  in accordance with their respective  Certificate  Principal Balance,  until the Certificate  Principal Balances thereof have been reduced to zero; and

                                    (2)     15.3653561650%  of the amount  described in clause  (a)(iii)(H)  will be distributed in the following manner and priority:

                                            (a)      first,  to the Class A-12 and Class A-13  Certificates,  pro rata,  in  accordance with their  respective  Certificate  Principal  Balance,  until the  Certificate  Principal
                                            Balances thereof have been reduced to zero; and
                                            (b)      second, to the Class A-14  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                  (I)      ninth, to the Class A-9  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero; and

                  (J)      tenth,  to the Class  A-4,  Class A-7 and  Class A-8  Certificates,  pro  rata,  in  accordance  with  their respective  Certificate  Principal  Balances and without regard to the Lockout Amount for that  distribution  date,  until the
         Certificate Principal Balances thereof have been reduced to zero.

(b)      On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates will be disregarded.  Instead, an amount equal to the Class A-P
Principal Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances.

(c)      After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P,
Variable Strip, Class M and Class B Certificates, in each case as described in the prospectus supplement.